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                                                                      Exhibit 23

EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS'

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Polaroid Corporation

We consent to incorporation by reference in the Registration Statements No. 33-36384 on Form S-8, No. 33-44661 on Form S-3, No. 33-51173 on Form S-8, No.
333-32283 on Form S-8, No. 333-32285 on Form S-8, No. 333-67647 on Form S-3 and
No. 333-96051 on Form S-3 of Polaroid Corporation of our reports dated January 24, 2000, except to Note 8 to which the date is February 14, 2000 relating to the consolidated balance sheet of Polaroid Corporation and subsidiary companies as of December 31, 1999 and 1998, and the related consolidated statements of earnings, cash flows, and changes in common stockholders' equity, and related financial statement schedule for each of the years in the three year period ended December 31, 1999, which reports appear in the December 31, 1999 annual report on Form 10-K of Polaroid Corporation.

                                          /S/ KPMG LLP

Boston, Massachusetts
March XX, 2000